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                                                                    Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement on Form S-1 of our report dated March 10, 2006 related to the consolidated financial statements of Embarcadero Insurance Holdings, Inc. and subsidiaries, appearing in the prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such prospectus.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California
December 29, 2006